FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2008

VoIP, Inc.
(Exact name of registrant as specified in its charter)

(Texas)	(000-28985)	75-2785941
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

151 So. Wymore Rd., Suite 3000 Altamonte Springs, Suite 32714
(Address of principal execute offices, including zip code)

(407) 389-3232
(Registrant's telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 Costs Associated with Exit or Disposal Activities

On February 5, 2008 VoIP, Inc. (the “Company”) decided to reorganize its operations to focus primarily on business opportunities associated with its patented technology including “click-to-call” and “pay-per-click” applications. Associated with that decision, on February 5, 2008 the Company suspended all of its telecommunications network operations including all current revenue generating operations. The Company also reduced its workforce by 25 persons, eliminating most of its network operations and software engineering staff. The Company is currently entertaining offers on the sale of its network, and has not yet evaluated the potential financial statement impact of related impairments of its tangible and intangible assets. However, a material noncash asset impairment charge ranging up to $23.9 million to the Company’s consolidated 2007 results of operations is likely.

ITEM 2.06 Material Impairments

See Item 2.05 above.

ITEM 8.01 Other Events

See Item 2.05 above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VoIP, INC. (Registrant)

Date: February 6, 2008	By:	/s/ Robert Staats
Robert Staats Chief Accounting Officer

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